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                                                                     Exhibit 4.1


                              [STOCK CERTIFICATE]


     NUMBER                                                          SHARES



                                PartMiner, Inc.

             INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK


THIS CERTIFIES THAT

                                   SPECIMEN


is the owner of


shares of the Common Stock of the par value of $.0001 each, of PartMiner, Inc. hereinafter called the corporation transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile signatures of its duly authorized officers and the facsimile seal of the corporation hereunto affixed.


Dated:

          /s/ Michael R. Manley                         /s/ Daniel Nissanoff
          ----------------------                        ---------------------
                SECRETARY                                    PRESIDENT

                                PARTMINER, INC.
                                  CORPORATE
                                     SEAL
                                     1993
                                   NEW YORK



Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.) Transfer Agent and Registrar


Authorized Signature



SECURITY-COLUMBIAN UNITED STATE BANKNOTE COMPANY 1960